Exhibit 5.1

June 25, 2013

Mellanox Technologies, Ltd.

Beit Mellanox,

Yokneam, Israel

Dear Sirs,

Re: Registration Statement on Form S-8

We have acted as counsel for Mellanox Technologies, Ltd., a company organized under the laws of Israel (the “Company”), in connection with the Registration Statement on Form S-8 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, for the purposes of registering 60,508 of its Ordinary Shares, nominal value New Israeli Shekel 0.0175 per share, that may be issued pursuant to restricted share units (“RSUs” or “RSU”) that have been, or may hereafter be, granted pursuant to the IPtronics, Inc. 2013 Restricted Stock Unit Plan (the “Plan”) (such Ordinary Shares under the Plan shall be referred to herein as the “Shares”).

We have based this opinion upon our review of the following records, documents, instruments and certificates, as certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion:

(a)         The Amended and Restated Articles of Association of the Company, as amended.

(b)         The Plan.

(c)          Records certified to us by an officer of the Company as constituting all records of proceedings and actions of the Board of Directors of the Company relating to the adoption and approval of the Plan.

(d)         Information certified to us by an officer of the Company as to the authorized share capital of the Company and the number of issued and outstanding ordinary shares of the Company as of March 31, 2013.

In connection with this opinion, we have, with your consent, assumed the authenticity of all records, documents and instruments mentioned above, submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the authenticity and conformity to the originals of all records, documents and instruments mentioned above, submitted to us as copies.

Our opinion is qualified to the extent that in the event of a share split, share dividend or other reclassification of the share capital effected subsequent to the date hereof, the number of Ordinary Shares issuable under the Plan may be adjusted automatically, as set forth in the terms of the Plan, such that the number of such shares, as so adjusted, may exceed the number of Company’s remaining authorized, but unissued Ordinary Shares following such adjustment.

Based upon the foregoing, and subject to the assumptions and qualifications expressed herein, we are of the opinion that the Shares have been duly and validly authorized for issuance and, when issued in accordance with the provisions of the Plan, and the related RSU award agreement therein and thereto, will be fully paid and non-assessable.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the Rules and Regulations of the Securities and Exchange Commission thereunder.

The above opinion is based on facts existing on the date hereof and of which we are aware. We express no opinion as to any laws other than the laws of the State of Israel as the same are in force on the date hereof and we disclaim any opinion as to the laws of any other  jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

This opinion is rendered to you and to purchasers of the Shares offered by you pursuant to the Plan and is solely for the benefit of you and such purchasers. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

Very truly yours,

/s/ HERZOG, FOX & NEEMAN

HERZOG, FOX & NEEMAN